EXHIBIT 21.0

SUBSIDIARIES OF THE COMPANY

The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 2006. All beneficial interests are wholly-owned, directly or indirectly, by the Company, except for Napco Gulf security Group of which the Company owns 51%,and are included in the Company's consolidated financial statements.

                                             State or Jurisdiction
Name                                            of Organization
----                                         ---------------------
Alarm Lock Systems, Inc.                     Delaware
Continental Instruments, LLC                 New York
Napco Security Systems International, Inc.   New York
Napco/Alarm Lock Exportadora, S.A.           Dominican Republic
Napco/Alarm Lock Grupo Internacional, S.A.   Dominican Republic
(formerly known as NSS Caribe, S.A.)
Napco Group Europe, Limited                  England
Napco Gulf Security Group, LLC               New York


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